Exhibit 99.1

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

345-749-7570

jmadhu@oxbridgere.com

Oxbridge Re Holdings Limited Reports First Quarter 2024 Results

GRAND CAYMAN, Cayman Islands (May 9, 2024) — Oxbridge Re Holdings Limited ( NASDAQ: OXBR ), (the “Company”), which together with its subsidiaries is engaged in the business of tokenized Real-World Assets (“RWAs”), initially in the form of tokenized reinsurance securities and reinsurance solutions primarily to property and casualty insurers, today reported its results for the three months ended March 31, 2024.

“We were pleased with our core operational performance in the first quarter of 2024 in our Web-3 and reinsurance tokenization business,” commented Oxbridge Re Holdings Chairman and Chief Executive Officer Jay Madhu. “Through our subsidiary, SurancePlus Inc., we have issued what we believe to be the inaugural Tokenized Reinsurance Securities under the sponsorship of a publicly-traded company. As previously reported, investors in our 2023 issued Delta CatRe tokens digital security are poised to realize returns exceeding 45%.”

“Further reinforcing our strategic vision and outlook, Blackrock previously announced its intention to tokenize $10 trillion of its assets, and more recently, Securitize announced they had secured $47m funding led by Blackrock to expand RWA tokenization. As such we remain steadfast in our commitment to driving innovation and delivering value to our stakeholders and we look forward to continued success in the evolving landscape of reinsurance and Web3 technologies,” Jay Madhu concluded.

Financial Performance

At March 31, 2024, cash and cash equivalents, and restricted cash and cash equivalents were $4.3 million compared to $3.7 million at December 31, 2023.

For the three months ended March 31, 2024, the Company generated a net loss of $905,000 or ($0.15) per basic and diluted common share compared to a net income of $142,000 or $0.02 per basic and diluted common share in the first quarter of 2023. The decrease is primarily due to the negative change in the fair value of equity securities and investments during the quarter ended March 31, 2024 when compared with the prior period.

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Net premiums earned for the three months ended March 31, 2024 increased to $549,000 from $0 in the prior year’s first quarter . The increase is due to the contracts in force in the quarter ended March 31, 2024, as opposed to the prior period in which premiums were accelerated prior to the quarter ending March 31, 2023 as a result of losses incurred from Hurricane Ian.

There were no losses incurred for the three months ended March 31, 2024 or 2023.

Total expenses were $548,000 for the three months ended March 31, 2024 compared to $404,000 for the same period in the prior year. The increase in 2024 was due to higher professional and legal expenses incurred during the three-month period ended March 31, 2024, as well as no policy acquisition costs recorded in the prior period.

Financial Ratios

Loss Ratio. The loss ratio which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. The loss ratio remained consistent at 0% for the quarter end March 31, 2024 and 2023 due to no loss or loss adjustment expenses in either period.

Acquisition Cost Ratio. The acquisition cost ratio, which ratio measures our operational efficiency, compares policy acquisition costs with net premiums earned, increased to 10.9% for the quarter ended March 31, 2024 from 0% in he prior period due to premiums being earned and acquisition costs being expensed during the quarter ending March 31, 2024, when compared with the first quarter of 2023.

Expense Ratio. The expense ratio which measures operating performance, compares policy acquisition costs and general and administrative expenses with net premiums earned. The expense ratio increased to 99.8% for the three-months ended March 31, 2024 from 0.0% in the prior year. The increase is due to higher general administrative expenses incurred during the first quarter of 2024.

Combined Ratio. The combined ratio which is used to measure our underwriting performance, is the sum of the loss ratio and the expense ratio. The combined ratio increased to 99.8% for the three-months ended March 31, 2024 from 0.0% in the prior year. The increase is due to higher expenses incurred during the first quarter of 2024 when compared with the prior period.

Conference Call

Management will host a conference call later today to discuss these financial results, followed by a question and-answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time. The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.oxbridgere.com.

Date: May 9, 2024

Time: 4.30 p.m. Eastern Time

Toll-free number: (800)-715-9871

International number: +1-646-307-1963

Conference ID: 5967180

Please call the conference telephone number 15 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact InComm Conferencing at 201-493-6280 or media@incommconferencing.com

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A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge’s website at www.oxbridgere.com until 23rd May, 2024.

Toll-free replay number: 877-660-6853

International replay number: +1-201-612-7415

Conference ID: 13746515

About Oxbridge Re Holdings Limited

Oxbridge Re Holdings Limited (NASDAQ: OXBR, OXBRW) (“Oxbridge Re”) is headquartered in the Cayman Islands. The company offers tokenized Real-World Assets (“RWAs”) as tokenized reinsurance securities and reinsurance business solutions to property and casualty insurers, through its wholly owned subsidiaries SurancePlus Inc., Oxbridge Re NS and Oxbridge Reinsurance Limited.

Insurance businesses in the Gulf Coast region of the United States purchase property and casualty reinsurance through our licensed reinsurers Oxbridge Reinsurance Limited and Oxbridge Re NS.

Our Web3-focused subsidiary, SurancePlus Inc. (“SurancePlus”), has developed the first “on-chain” reinsurance RWA of its kind to be sponsored by a subsidiary of a publicly traded company. By digitizing interests in reinsurance contracts as on-chain RWAs, SurancePlus has democratized the availability of reinsurance as an alternative investment to both U.S. and non-U.S. investors.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on 26th March 2024. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change.

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2024	At December 31, 2023
	(Unaudited)
Assets
Investments:
Equity securities, at fair value (cost: $1,563 and $1,926)	$284	680
Cash and cash equivalents	532	495
Restricted cash and cash equivalents	3,780	3,250
Premiums receivable	489	977
Other Investments	1,790	2,478
Loan Receivable	-	100
Due from Related Party	63	63
Deferred policy acquisition costs	40	101
Operating lease right-of-use assets	148	9
Prepayment and other assets	123	96
Prepaid Offering Costs	12	-
Property and equipment, net	2	4
Total assets	$7,263	8,253

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable to noteholders	118	118
Notes payable to DeltaCat Re Tokenholders	1,918	1,523
Unearned Premium Reserve	366	915
Operating lease liabilities	148	9
Accounts payable and other liabilities	214	356
Total liabilities	2,764	2,921

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 6,006,661 and 5,780,234 shares issued and outstanding)	6	6
Additional paid-in capital	32,812	32,740
Accumulated Deficit	(28,319)	(27,414)
Total shareholders’ equity	4,499	5,332
Total liabilities and shareholders’ equity	$7,263	8,253

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(expressed in thousands of U.S. Dollars, except per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenue
Change in unearned premiums reserve	549	-

Net premiums earned	549	-
Net investment and other income	62	89
Interest and gain on redemption of loan	41	-
Unrealized (loss) gain on other investments	(688)	381
Change in fair value of equity securities	(89)	76

Total revenue	(125)	546

Expenses
Policy acquisition costs and underwriting expenses	60	-
General and administrative expenses	488	404

Total expenses	548	404

Income before income attributable to noteholders	(673)	142

Income attributable to noteholders	(232)	-

Net (loss) income	(905)	142

(Loss) Earnings per share
Basic and Diluted	(0.15)	0.02

Weighted-average shares outstanding
Basic and Diluted	6,005,162	5,857,643

Performance ratios to net premiums earned:
Loss ratio	0.0%	0.0%
Acquisition cost ratio	10.9%	0.0%
Expense ratio	99.8%	0.0%
Combined ratio	99.8%	0.0%

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